UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2006
NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in charter)

DELAWARE	0-13789	11-2658569
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3450 Monte Villa Parkway
Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)
425-908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On March 2, 2006, Nastech Pharmaceutical Company Inc. (the “Company”) issued a press release announcing that it has reacquired its rights to PYY3-36 (“PYY”) nasal spray for the treatment of obesity from its collaboration partner Merck & Co., Inc. (“Merck”) and that the Company’s Exclusive Development, Commercialization and License Agreement and separate Supply Agreement with Merck, each dated September 24, 2004 (collectively, the “Agreements”), have been terminated as of March 1, 2006.
     The Agreements generally provided for the development of the Company’s PYY nasal spray for the treatment of obesity by Merck, the supply of all PYY product by the Company, potential payments to the Company upon certain development and sales milestones, and such other terms and conditions as are set forth in the Company’s Current Report on Form 8-K dated September 24, 2004 which is incorporated herein by reference.
     The Company’s Agreements with Merck have terminated with receipt of Merck’s notice effective March 1, 2006. Merck’s conclusion, based on the “Preliminary Proof of Concept Study” it has conducted, is that the Company’s intra-nasal formulation of PYY did not demonstrate efficacy. The Company’s review of the data received from Merck to date indicates that the Company’s formulation is capable of delivering PYY, via nasal administration to the blood stream, with an acceptable nasal safety profile. Although there can be no assurance, the Company believes that with dose-ranging studies it will be able to identify an appropriate dose or dosage regimen for intra-nasal PYY.
     The Company expects to recognize approximately $3.7 million in revenue in the first quarter upon the termination of the Agreements resulting from the accelerated recognition of the balance of the $5 million licensing fee paid by Merck in September 2004.
     Based on its review, the Company believes that clinical trial results to date support the continued development of PYY and the Company remains committed to the further advancement of the PYY clinical program this year. Assuming successful completion of further dose optimization studies, the Company intends to undertake a Phase II clinical trial and thereafter intends to seek a new commercial partnership for PYY with a major pharmaceutical company that has a strong presence in metabolic diseases and that is capable of late-stage clinical development and worldwide commercialization.
     In connection with the foregoing, the Company hereby files the following exhibit:
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated March 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc.

(Registrant)

By:	/s/ Steven C. Quay

Name:	Steven C. Quay, MD, Ph.D.
Title:	Chairman of the Board, President and CEO
Dated: March 2, 2006
Exhibit Index
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated March 2, 2006.